UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 13, 2021

Gladstone Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00237	54-2040781
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GLAD	The Nasdaq Stock Market LLC
5.375% Notes due 2024, $25.00 par value per note	GLADL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2021 Gladstone Capital Corporation (the “Company”), through its wholly-owned subsidiary Gladstone Business Loan, LLC, entered into a sixth amended and restated credit agreement (as amended and restated, the “Credit Agreement”) with KeyBank National Association (“KeyBank”), as administrative agent, lead arranger and lender. The Credit Agreement provides for a $175 million revolving line of credit arranged by KeyBank (the “Credit Facility”).

Among other things, the Credit Agreement:

•	extends the revolving period of the Credit Facility to October 31, 2023 (the “Revolving Period End Date”);

•

extends the maturity date of the Credit Facility to October 31, 2025, at which time all principal and interest will be due and payable if the Credit Facility is not extended by the Revolving Period End Date;

•	reduces the interest rate margin to 2.70% during the revolving period and 3.25% thereafter, with a LIBOR floor of 0.35%;

•	revises the unused fee to include an additional fee tier of 0.35% per annum on the daily undrawn amounts if the average unused amount is equal to or less than 35% during the applicable period;

•	provides for certain excess concentration limits, including a reduced second lien limit and a new broadly syndicated loan limit; and

•	updates certain existing terms and covenants, including the addition of customary LIBOR replacement language.

The Credit Facility continues to be secured by substantially all of the assets of Gladstone Business Loan, LLC and to include usual and customary terms, covenants, events of default and constraints on borrowing availability based on collateral tests for a credit facility of its size and nature. The Credit Agreement and related agreements governing the Credit Facility required us to, among other things, make certain representations and warranties and agree to certain indemnification obligations.

KeyBank and the other lenders under the Credit Agreement, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for the Company. The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Sixth Amended and Restated Credit Agreement dated as of May 13, 2021 by and among Gladstone Business Loan, LLC as Borrower, Gladstone Management Corporation as Servicer, KeyBank National Association, as Administrative Agent and the financial institutions from the time to time party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation

Date: May 13, 2021	By:	/s/ Nicole Schaltenbrand
Nicole Schaltenbrand
Chief Financial Officer & Treasurer